UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  April 1, 2009

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Officer

Effective April 1, 2009, Christopher L. Aguilar resigned from his position as General Counsel and Corporate Secretary of Merriman Curhan Ford Group, Inc. Mr. Aguilar is leaving his position to pursue a new opportunity with Merriman Curhan Ford’s former division Institutional Cash Distributors, LLC, which was sold to Company employees in February 2009.  At the time of resignation, there were no disputes between Aguilar and the Company.

The General Counsel function will be transitioned to outside legal counsel. Peter Coleman, Chief Financial Officer and Chief Operating Officer, will continue to oversee the Company’s legal efforts and add the role of Corporate Secretary.

Dennis Arcilla, Chief Compliance Officer, will continue to report to Mr. Coleman. Mr. Arcilla was promoted to the position in November 2008 when it was separated from the General Counsel function for corporate governance best practices. He was also recently appointed to the Company’s Management Committee as a non-corporate officer.

Item 9.01	Exhibits

(d) Exhibits.

99.1	Press Release announcing legal restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: April 6, 2009	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer